BreitBurn Energy Partners L.P.

Summary of Commodity Price Protection Portfolio

As of November 6, 2009

BREITBURN

Hedges Added Since June 30, 2009

- A summary of the hedges added since June 30, 2009 is below:

Contract Periods	Daily Volumes	Contract Prices	Trade Month
Natural Gas	**MMBtu / day**	**per MMBtu**	
Jan 2013 – Dec 2013	3,000	$7.50	August
Jan 2013 – Dec 2013	10,000	$6.65	September
Jan 2013 – Dec 2013	5,000	$6.66	September
Jan 2013 – Dec 2013	6,000	$7.00	September
Crude Oil	**Bbls / day**	**Per Bbl**	
Jan 2013 – Dec 2013	500	$77.85	August
Jan 2010 – Dec 2010	500	$73.15	September
Jan 2011 – Dec 2011	500	$76.50	September
Jan 2013 – Dec 2013	500	$77.00 / $103.10	October
Jan 2014 – Sep 2014	1,000	$88.65	October

- Assuming 2010 – 2013 production equals the midpoint of 2009 production guidance (6,300 Mboe) and oil production comprises 46% of total production, the Partnership is hedged as follows:

	Oil	Gas	Total
2010	89%	85%	87%
2011	77%	75%	76%
2012	63%	69%	66%
2013	50%	48%	49%

Commodity Price Protection – Oil



Hedging Volumes (bbls/d)
12,000
10,000
8,000
6,000
4,000
2,000
0
Average Hedge Price ($/bbl)
$100
$90
$80
$70
$60
$50
$40
$30
$20
$10
$0
$72.80
$80.89
$77.51
$88.35
$76.82
$88.65
7,206
3,266
2,847
500
594
7,080
3,308
1,993
500
1,279
6,103
2,616
1,439
2,048
5,016
2,539
2,477
4,000
3,500
500
748
748
FY 2009
2010
2011
2012
2013
2014
Collars
Floors
Swaps (incl. Florida)
Participatory
Avg. Hedge Price ($/bbl)

89% of 2010 oil production hedged; upside participation in ~31% of 2010 oil production

Note: Assumes 2010 production equals the midpoint of 2009 production guidance levels (6,300 Mboe) and oil production comprises 46% of total production.

Commodity Price Protection - Gas



70,000
60,000
50,000
40,000
30,000
20,000
10,000
0
Hedging Volumes (mmbtu/d)
$10
$9
$8
$7
$6
$5
$4
$3
$2
$1
$0
Average Hedge Price ($/mmbtu)
$8.17
$8.26
$7.92
$8.05
$6.92
47,542
47,275
41,971
38,257
27,000
45,802
43,870
25,955
19,129
27,000
1,740
3,405
16,016
19,129
FY 2009
2010
2011
2012
2013
Collars
Swaps
Avg. Hedge Price ($/mmbtu)

85% of 2010 gas production hedged; upside participation in ~15% of 2010 gas production

Note: Assumes 2010 production equals the midpoint of 2009 production guidance levels (6,300 Mboe) and gas production comprises 54% of total production.